SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                                Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
[ X]     Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL LINK CORPORATION
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ X ]    No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11  (set  forth  the  amount  on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.

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







                            Digital Link Corporation
                               217 Humboldt Court
                           Sunnyvale, California 94089
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Link Corporation (the "Company") will be held at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054 on Wednesday, May 20, 1998, at 2:00 p.m. Pacific Daylight Time, for the following purposes:

     1. To elect six directors of the Company, each to hold office until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The following persons are the nominees for election as directors:

                    Vinita Gupta              Richard C. Alberding
                    Gregory M. Avis           Lance B. Boxer
                    Alan I. Fraser            Narendra K. Gupta

     2. To ratify the selection of Coopers & Lybrand, L.L.P. as independent auditors for the Company for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                  By Order of the Board of Directors


                                   /s/ Stanley E. Kazmierczak
                                  Stanley E. Kazmierczak
                                  Vice President, Finance and Administration,
                                  Chief Financial Officer and Secretary
Sunnyvale, California
April 20, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                            DIGITAL LINK CORPORATION
                               217 Humboldt Court
                           Sunnyvale, California 94089
                               -------------------

                                 PROXY STATEMENT
                               -------------------

                                 April 20, 1998

         The accompanying proxy is solicited on behalf of the Board of Directors of Digital Link Corporation, a California corporation (the "Company" or "Digital Link"), for use at the Annual Meeting of Shareholders of the Company to be held at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054 on Wednesday, May 20, 1998, at 2:00 p.m. Pacific Daylight Time (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and, if a proxy is executed and no choice is specified, the proxy will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 20, 1998.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of March 27, 1998 (the "Record Date"). At the close of business on the Record Date, the Company had 9,349,006 shares of Common Stock outstanding and entitled to vote. Only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

         With respect to proposal no. 1, the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required to approve the election of the six directors. Cumulative voting for directors is not permitted. Proposal no. 2 requires for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. For purposes of such calculations (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether such shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve proposal no. 2, (ii) the total number of shares cast for a proposal or giving no instructions will be considered to have been voted in favor of the proposal, and (iii) an abstention from voting on a matter by a shareholder present in person or by proxy at the Meeting has the same effect as a vote against the proposal. In addition, the affirmative votes for proposal no. 2 must constitute at least a majority of the required quorum. In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be considered present and entitled to vote with respect to that matter.

         In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

         The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Meeting, will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The official solicitation of proxies may also be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company.

                             REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees

         A board of six directors is to be elected at the Meeting. Each director will be elected to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until such director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of each of the six nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.

        The names of the nominees, each of whom is currently a director of the Company, and certain information about them as of March 27, 1998, are set forth below:


Name of Director          Age               Principal Occupation                Director Since
----------------          ---               --------------------                --------------

Vinita Gupta               47       Chairperson of the Board, President and          1985
                                    Chief Executive Officer of the Company

Richard C. Alberding       67       Executive Vice President, Hewlett Packard        1994
                                    Company (Retired)

Gregory M. Avis            39       Managing General Partner, Summit Partners        1987

Lance B. Boxer             44       Chief Information Officer, MCI                   1997
                                    Telecommunications

Alan I. Fraser             47       President and Chief Executive Officer,           1996
                                    Vertical Networks, Inc.

Narendra K. Gupta          49       Chairman of the Board, Integrated Systems,       1985
                                    Inc.

        Mrs. Gupta is a founder of the Company. She has served as Chairperson of the Board since its formation in May 1985. She has also served as Chief Executive Officer of the Company from May 1985 to September 1996 and from March 1998 to the present, President of the Company from May 1985 to March 1995, from October 1995 to September 1996 and from March 1998 to the present, Chief Financial Officer of the Company from November 1991 to December 1992 and
Secretary of the Company from May 1985 to December 1993. From March 1978 to February 1985, Mrs. Gupta held various engineering management positions at Bell Northern Research Inc., a research and development arm of Northern Telecom, Ltd. Mrs. Gupta also serves as a director of Integrated Systems, Inc., which develops and markets real-time software products. Mrs. Gupta holds a Bachelor of Engineering degree in Electronics and Communications from the University of
Roorkee (Roorkee, India) and a Master of Science degree in Electrical Engineering from the University of California, Los Angeles. Dr. Narendra K. Gupta, also a director of the Company, is the husband of Mrs. Gupta.

     Mr. Alberding has served as a director of the Company since December 1994. Since 1991, Mr. Alberding has served on the boards of a number of public and private companies. He retired from the Hewlett Packard Company ("Hewlett Packard") in 1991, at which time he was serving as an Executive Vice President. Mr. Alberding is a director of Kennametal, Inc., Walker Interactive Systems, Digital Microwave Corp., Paging Network Inc., SYBASE, Inc., Quickturn Design Systems, Inc., Storm Technology, Inc., and several privately held corporations. Mr. Alberding holds a Bachelor of Arts degree in Business Administration from Augustana University and an engineering degree from Devry Technical Institute.

        Mr. Avis has served as a director of the Company since December 1987. Since January 1987, Mr. Avis has been a managing general partner of Summit Partners. Summit Partners and its affiliates manage a number of venture capital funds. Mr. Avis also serves as a director of Powerwave Technologies, Splash Technology Holdings and several privately held corporations. Mr. Avis holds a Bachelor of Arts degree in Political Economy from Williams College and a Master of Business Administration degree from Harvard Business School.

     Mr. Boxer has served as a director of the Company since June 1997. Since 1982, Mr. Boxer has served in various executive management positions at MCI Telecommunications ("MCI"). He has served as Chief Information Officer of MCI since 1996. Mr. Boxer also serves as a director of Allen Technology Foundation and Collin County Childrens Advocacy Center. Mr. Boxer holds an engineering degree from New York University.

     Mr. Fraser has served as a director of the Company since September 1996. Since March 1998, Mr. Fraser has served as President and Chief Executive Officer of Vertical Networks, Inc., a wireless networking company. From September 1996 to February 1998 he served as President and Chief Executive Officer of Digital Link. From September 1995 to August 1996, Mr. Fraser served as President of Microunity Systems Engineering, Inc., a privately-held semi-conductor company. From November 1976 to August 1995, Mr. Fraser held various executive management positions at Northern Telecom, Inc., a telecommunications manufacturer. Mr. Fraser is a Certified General Accountant.

        Dr. Gupta has served as a director of the Company since October 1985. Dr. Gupta founded Integrated Systems, Inc., a company that develops and markets real-time software products, in 1980 and is currently Chairman of its Board of Directors. Dr. Gupta is a Fellow of the Institute of Electrical and Electronic Engineers (IEEE). In addition to Integrated Systems, Inc., Dr. Gupta is also a director of Simulation Sciences Inc. Dr. Gupta holds a Bachelors degree from I.I.T. Delhi (Delhi, India), a Master of Science degree from the California Institute of Technology and a Ph.D. degree from Stanford University, all in Engineering. Mrs. Gupta, founder, Chairperson of the Board of Directors, President and Chief Executive Officer of the Company, is the wife of Dr. Gupta.

Board of Directors' Meetings and Committees

         The Board of Directors met six times and acted by written consent two times during fiscal 1997. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period that he or she served).

         Standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

         Messrs. Alberding and Avis are currently the members of the Audit Committee. The Audit Committee met two times during fiscal 1997. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, makes recommendations to the full Board of Directors and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock is listed.

         From January 1997 to July 1997, Messrs. Alberding and Avis served on the Company's Compensation Committee and since July 1997, Messrs. Alberding and Boxer have served on such committee. The Compensation Committee met one time and acted by written consent six times during fiscal 1997. The Compensation Committee administers the Company's 1992 Equity Incentive Plan, as amended and 1993 Employee Stock Purchase Plan, as amended and determines the salaries and other compensation for officers and certain other employees of the Company.

Director Compensation

        The Company's compensation policy for its directors includes a $5,000 annual retainer for all nonemployee directors. In addition to this annual payment, each nonemployee director receives $1,000 per meeting attended, $500 per committee meeting attended and $250 per meeting via teleconference, and each director is reimbursed for his reasonable expenses in attending meetings of the Board of Directors. In accordance with this policy, Mr. Alberding received $11,750, Mr. Avis received $11,000, Mr. Boxer received $5,250 and Dr. Gupta received $10,000 for their services as directors of the Company during fiscal 1997.

        In October 1994, the Company adopted the Directors Plan, which provides for a grant of 10,000 shares to each nonemployee director who was serving on the Board at the time of the Board's adoption of the Directors Plan and for the grant of 15,000 shares for each new nonemployee director on the date such director is appointed to the Board. In addition, the Directors Plan provides for annual grants in the amount of 5,000 shares to each nonemployee director on the anniversary of such director joining the Board, as long as he remains a member of the Board. In accordance with the Directors Plan, Mr. Alberding was granted nonqualified stock options to purchase 5,000 shares of Common Stock with an exercise price of $13.50 per share in December 1997; Mr. Avis was granted nonqualified stock options to purchase 5,000 shares of Common Stock with an exercise price of $13.25 per share in December 1997; Mr. Boxer was granted nonqualified stock options to purchase 15,000 shares of Common Stock with an exercise price of $21.25 per share in June 1997; Mr. Fraser was granted nonqualified stock options to purchase 15,000 shares of Common Stock with an exercise price of $12.375 per share in March 1998; and Dr. Gupta was granted nonqualified stock options to purchase 5,000 shares of Common Stock with an exercise price of $25.75 per share in October 1997. Each of these options becomes exercisable with respect to 2.08% of the shares each calendar month after the grant date so long as the director remains a member of the Board.

      The Board of Directors recommends a vote FOR the election of each of the nominees listed above.


       PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Coopers & Lybrand, L.L.P. as the Company's independent auditors to perform the audit of the Company's financial statements for the fiscal year ending December 31, 1998, and the shareholders are being asked to ratify such selection. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote for such ratification, the Board of Directors will reconsider its selection.

         Representatives of Coopers & Lybrand, L.L.P. will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

                The Board of Directors Recommends a vote FOR the
           Ratification of the Selection of Coopers & Lybrand, L.L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company, as of March 27, 1998, with respect to beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each present director,
(iii) each executive officer named in the Summary Compensation Table below (the "Named Officers") and (iv) all current executive officers and directors as a group.

                                                                             Common Stock(1)
                                                             -------------------------------------------
                                                               Amount and Nature
                                                                of Beneficial             Percent
                  Name of Beneficial Owner                         Ownership             of Class
--------------------------------------------------------     ---------------------     -----------------

Vinita Gupta (2)........................................          4,049,582                  43.2%
Narendra K. Gupta (2)...................................          4,049,582                  43.2
Kopp Investment Advisors, Inc. (3)......................          3,686,083                  39.4
Alan I. Fraser (4)......................................            124,761                   1.3
Stanley E. Kazmierczak (5)..............................             49,658                     *
Richard C. Alberding (6)................................             23,751                     *
Gregory M. Avis (7).....................................             18,542                     *
Toni M. Bellin (8)......................................             18,040                     *
Jack A. Musgrove (9)....................................             16,550                     *
Lance B. Boxer (10).....................................              3,438                     *
Steven T. Tabaska (11)..................................                 --                    --
Timothy K. Montgomery (12)..............................                 --                    --
All current executive officers and directors as a group
     (11 persons) (13)..................................          4,292,136                  44.8
--------------------

*       Less than 1%.
(1) Based upon information supplied by officers, directors and principal shareholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission ("SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to an option that is currently exercisable or exercisable within 60 days of March 27, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Represents 3,118,187 shares of Common Stock held of record by Vinita and Narendra K. Gupta, as trustees for The Narendra and Vinita Gupta Living Trust, dated 2 December 1994, 862,500 shares held of record by Vinita and Narendra K. Gupta, together with a third party, as trustees for their minor children, an aggregate of 54,000 shares held of record by Mrs. Gupta as custodian for each of her two minor children (27,000 on behalf of each child), and 14,895 shares subject to options granted to Dr. Gupta, which are exercisable within 60 days of March 27, 1998. Mrs. Gupta is Chairperson of the Board, President and Chief Executive Officer of the Company. Dr. Gupta is a director of the Company. The address of Dr. and Mrs. Gupta is c/o Digital Link Corporation, 217 Humboldt Court, Sunnyvale, California 94089.
(3) Based on the joint report on Schedule 13D dated February 27, 1998 for Kopp Investment Advisors, Inc. ("KIA"), Kopp Holding Company ("KHC"), Kopp Funds, Inc. ("KFI") and LeRoy C. Kopp. KIA is an investment advisor managing discretionary accounts owned by numerous third party clients which beneficially owns 3,550,083 shares of the Company's Common Stock (of which 50,000 shares are owned directly by KIA and 476,000 shares are owned by KFI). Of these shares, KIA has sole voting power as to 925,700 shares, sole dispositive power as to 526,000 shares and shared dispositive power as to 3,024,083 shares. KHC is the parent corporation of KIA, and LeRoy C. Kopp is the president of both KHC and KIA. By virtue of these relationships to KIA, both KHC and Mr. Kopp may be deemed to have indirect beneficial ownership of the shares beneficially owned by KIA. In addition, Mr. Kopp has beneficial ownership, and sole voting and dispositive power, of 136,000 shares of the Company's Common Stock, of which 6,000 shares are held by the Kopp Holding Company Profit Sharing Plan, of which Mr. Kopp is sole trustee, 40,000 shares are held by the Kopp Family Foundation, of which Mr. Kopp is a director, 60,000 shares are held in the LeRoy C. Kopp IRA and 30,000 shares are held by Mr. Kopp directly. The address of the foregoing persons is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.
(4) Includes 123,958 shares subject to options exercisable within 60 days of March 27, 1998 and 803 shares held beneficially. Mr. Fraser is a director of the Company. He resigned as President and Chief Executive Officer in February 1998.
(5) Includes 33,425 shares subject to options exercisable within 60 days of March 27, 1998 and 16,233 shares held beneficially. Mr. Kazmierczak is Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company.
(6) Represents 23,751 shares subject to options exercisable within 60 days of March 27, 1998. Mr. Alberding is a director of the Company.
(7) Represents 18,542 shares subject to options exercisable within 60 days of March 27, 1998. Mr. Avis is a director of the Company.
(8) Includes 18,000 shares subject to options exercisable within 60 days of March 27, 1998 and 40 shares held beneficially. Ms. Bellin is Vice President, Operations of the Company.
(9) Includes 15,208 shares subject to options exercisable within 60 days of March 27, 1998 and 1,342 shares held beneficially. Mr. Musgrove ceased to be an officer and employee of the Company in March 1998.
(10) Represents 3,438 shares subject to options exercisable within 60 days of March 27, 1998. Mr. Boxer is a director of the Company.
(11) Mr. Tabaska is Vice President, Engineering and Chief Technical Officer of the Company.
(12) Mr. Montgomery ceased to be an officer and employee of the Company in November 1997.
(13) Includes the shares held of record and shares subject to options described in footnotes 2, 4 through 8, 10 and 11 and an additional 3,600 shares subject to options exercisable within 60 days of March 27, 1998 and 764 shares held beneficially by two executive officers not named in the compensation table.

                               EXECUTIVE OFFICERS

         The following table lists certain information regarding the Company's executive officers as of March 27, 1998.

        Name                      Age           Position
        ----                      ---           --------

Vinita Gupta...............       47      Chairperson of the Board, President
                                          and Chief Executive Officer

Toni M. Bellin.............       52      Vice President, Operations

Kent A. Bossange...........       47      Vice President, Marketing

Stanley E. Kazmierczak.....       37      Vice President, Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

Dianne Mastilock...........       46      Vice President, Human Resources

Steven T. Tabaska..........       37      Vice President, Engineering and
                                          Chief Technical Officer

     Information regarding Vinita Gupta is listed under "Proposal No. 1 - Election of Directors."

        Ms. Bellin has served as Vice President, Operations of the Company since she joined the Company in December 1993. From July 1987 to December 1993, she was Vice President of Operations with Humphrey Instruments Inc., a manufacturer of high technology medical systems. From July 1981 to July 1987, Ms. Bellin held several progressively responsible management positions with Humphrey
Instruments. She is also a certified fellow of the American Production and Inventory Control Society (APICS). Ms. Bellin holds a Bachelor of Arts degree in Management and a Master of Business Administration degree from St. Mary's College of California.

     Mr. Bossange has served as Vice President, Marketing of the Company since March 1998. From June 1995 to March 1998, he was Director, Sales of the Company. From July 1994 to June 1995, Mr. Bossange was Manager, Enterprise Marketing of Bay Networks, Inc. (formerly known as SynOptics Communications), a networking company. From November 1993 to June 1994, he was Marketing Director for Digital Link. From October 1987 to June 1993, Mr. Bossange held several management positions with Ultra Network Technologies, a developer and manufacturer of a gigabit LAN for the UNIX market. From March 1976 to October 1987, Mr. Bossange held various sales and marketing positions in the computer industry. Mr. Bossange holds a Bachelor of Science degree in Psychology from Lewis and Clark College.

         Mr. Kazmierczak has served as Vice President, Finance and Chief Financial Officer of the Company since December 1992, Secretary of the Company since December 1993 and Vice President, Finance and Administration since March 1996. He joined the Company in August 1987 and until December 1992 held various financial management positions with the Company that included responsibilities for financial planning and analysis. From May 1986 to August 1987, Mr. Kazmierczak was Cost Accounting Manager with Verilink Corporation, a manufacturer of communications equipment. Prior to that, he was employed by Security Pacific Bank for one year. Mr. Kazmierczak holds a Bachelor of Science degree in Business Administration from San Jose State University.

     Ms. Mastilock has served as Vice President, Human Resources of the Company since January 1998. From August 1994 to December 1997, she was Director, Human Resources of the Company. From June 1993 to June 1994, Ms. Mastilock was Director, Human Resources for Humphrey Instruments. From January 1991 to June 1993, she was the Human Resources Manager for Union Carbide Corporation. From
November 1982 to January 1990, she was Director, Human Resources for KTI Chemicals, Incorporated, a subsidiary of Union Carbide Corporation. Ms. Mastilock holds a Bachelor of Science degree in Recreation and Leisure Studies from San Jose State University and a Master of Science degree in Human Resources and Organization Development from the University of San Francisco.

        Mr. Tabaska has served as Vice President, Engineering and Chief Technical Officer since he joined the Company in February 1997. From April 1994 to February 1997, he was Executive Director of Data Services Engineering for MCI Communications. From May 1990 to April 1994, he was Director of Systems and Hardware Development of Williams Telecommunications, Inc. ("WilTel"), a telecommunications carrier company. From May 1985 to April 1990, he was Vice President, Technology of Telinq Systems, Inc., a telecommunications equipment supplier he co-founded. From June 1982 to May 1985, he was a Design Engineer of Rockwell International (now part of Alcatel). Mr. Tabaska holds a Bachelor of Science degree in Electrical Engineering from The Milwaukee School of Engineering and a Master of Business Administration degree from the University of Houston.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995 by (i) the Company's Chief Executive Officer during 1997, (ii) the Company's four other most highly compensated executive officers whose total annual salary and bonuses exceeded $100,000 during, and who were serving as executive officers at the end of 1997, and (iii) Timothy K. Montgomery, the Company's former Vice President, Sales (together, the "Named Officers"). This information includes the dollar values of the base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant SARs and has no long-term compensation benefits other than options.

                           Summary Compensation Table


                                                                                    Long-Term
                                                                                  Compensation
                                                       Annual Compensation           Awards
                                                       -------------------           ------
                                                                                   Securities       All Other
                                                     Salary          Bonus         Underlying     Compensation
  Name and Principal Position          Year           ($)           ($)(1)         Options (#)        ($)(2)
---------------------------------    ----------    -----------    ------------    --------------- ----------------

Alan I. Fraser (3).............        1997         300,000         41,297                --          4,750
Former President and Chief             1996          69,234         45,000           370,000             --
Executive Officer                      1995              --             --                --             --


Toni M. Bellin ................        1997         170,000        24,516                --           3,827
Vice President, Operations             1996         160,000        32,000            10,000           3,138
                                       1995         150,462        12,440            60,000           3,009

Stanley E. Kazmierczak ........        1997         145,000        19,010                --           4,020
Vice President, Finance  and           1996         130,000        26,000            40,000           3,166
Administration, Chief Financial        1995         122,019         5,472            25,000           3,080
Officer and Secretary

Timothy K. Montgomery (4)......        1997         190,000             0                --           3,886
Former Vice President, Sales           1996         199,000(5)     25,000            60,000           3,166
                                       1995         200,957(5)          0                --           3,080

Jack A. Musgrove (6)...........        1997         164,000        20,425                --           3,870
Former Vice President, Marketing       1996         155,000        31,000            20,000           3,098
                                       1995          40,385            --            60,000              --

Steven T. Tabaska (7)..........        1997        168,007         72,418(8)        100,000          33,081(9)
Vice President, Engineering and        1996             --             --                --              --
Chief Technical Officer                1995             --             --                --              --

--------------------------------------------------------------------------------

(1) Represents bonuses for services rendered in the fiscal year indicated but paid in the succeeding fiscal year.

(2) Except as otherwise indicated, "All Other Compensation" for 1997, 1996 and 1995 represents Company contributions to match amounts deferred by such executives pursuant to the Digital Link Corporation 401(k) Savings Plan.

(3) Mr. Fraser commenced employment with the Company in September 1996. He ceased to be an officer and employee of the Company in February 1998.

(4) Mr. Montgomery ceased to be an officer and employee of the Company in November 1997.

(5)      Includes commissions.

(6) Mr. Musgrove ceased to be an officer and employee of the Company in March 1998.

(7)      Mr. Tabaska commenced employment with the Company in February 1997.

(8)      Includes hiring bonus.

(9) Includes expenses of $30,658 paid in connection with Mr. Tabaska's relocation to California.

Option Grants in Fiscal 1997

        The following table sets forth information regarding individual option grants pursuant to the Company's equity incentive plans during 1997 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the option was granted to the end of the option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                          Option Grants in Fiscal 1997


                                                    Percent of                                              Potential
                                                      Total                                            Realizable Value at
                                  Number of          Options                                                 Assumed
                                  Securities        Granted to      Exercise                             Annual Rates of
                                  Underlying        Employees        Price                          Stock Price Appreciation
                                   Options          in Fiscal         Per        Expiration            For Option Term($)(2)
           Name                  Granted(#)(1)        1997          Share($)        Date               5%($)         10%($)
----------------------------    ---------------    -------------    ----------    -----------    ---------------------------

Alan I. Fraser (3)......              --               --              --            --              --              --


Toni M. Bellin..........              --               --              --            --              --              --

Stanley E. Kazmierczak..              --               --              --            --              --              --

Timothy K. Montgomery (4)             --               --              --            --              --              --

Jack A. Musgrove (5)....              --               --              --            --              --              --

Steven T. Tabaska (6)...           100,000            19.6%           $21.625     01/09/07       $1,359,985      $3,446,468
-----------

(1) The options shown in the table are nonqualified stock options that were granted at fair market value. These options become exercisable with respect to 25% of the shares after the first full year that the optionee renders services to the Company after the date of grant and with respect to 2.084% of the shares for each full month thereafter that the optionee renders services to the Company. These options will expire ten years from the date of grant, subject to earlier termination upon termination of employment. The exercise price may be paid, among other things, by delivery of shares already owned, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(2) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) Mr. Fraser ceased to be an officer and employee of the Company in February 1998.

(4) Mr. Montgomery ceased to be an officer and employee of the Company in November 1997.

(5) Mr. Musgrove ceased to be an officer and employee of the Company in March 1998.

(6) Mr. Tabaska commenced employment with the Company in February 1997. These shares were repriced to $11.00 per share in February 1998.

Option Exercises in Fiscal 1997 and December 31, 1997 Option Values

        The following table sets forth certain information concerning the exercise of options by each of the Named Officers during fiscal 1997, including the aggregate amount of gain on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 1997 by each of the Named Officers. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1997 (as determined by the closing price of the Company's Common Stock on that date as reported by the Nasdaq National Market tier of the Nasdaq Stock Market ($9.406)).

  Aggregated Option Exercises in Fiscal 1997 and Fiscal Year End Option Values

                                                                 Number of Securities
                                                                   Underlying Unexercised       Value of Unexercised
                                                                       Options at               In-The-Money Options
                                                                    Fiscal Year -End (#)      at Fiscal Year-End ($)(2)
                                                    Value           --------------------      -------------------------
                               Shares Acquired    Realized
Name                           On Exercise (#)      ($)(1)       Exercisable  Unexercisable   Exercisable  Unexercisable
----                           ---------------      ------       -----------  -------------   -----------  -------------


Alan I. Fraser (3).........              --              --       115,625       254,375             --             --

Toni M. Bellin.............           19,500        $234,500       19,125        49,375             --        $35,857

Stanley E. Kazmierczak.....           13,800         304,500       41,530        47,020        $87,612          9,733

Timothy K. Montgomery (4).            65,000       1,313,512           --            --             --             --

Jack A. Musgrove (5)......                --              --       41,042        38,958             --             --

Steven T. Tabaska.........                --              --           --       100,000             --             --
---------------

(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option, as determined by the closing price of the Company's Common Stock on the day before the date of exercise as reported by the Nasdaq National Market tier of the Nasdaq Stock Market, less the aggregate exercise price of the option.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized.

(3) Mr. Fraser ceased to be an officer and employee of the Company in February 1998.

(4) Mr. Montgomery ceased to be an officer and employee of the Company in November 1997.

(5) Mr. Musgrove ceased to be an officer and employee of the Company in March 1998.

           Compensation Committee Interlocks and Insider Participation

     From January 1997 to July 1997, the Company's Compensation Committee consisted of Messrs. Alberding and Avis. Thereafter through the present, the Compensation Committee has consisted of Messrs. Alberding and Boxer. During fiscal 1997, Vinita Gupta, Chairperson of the Board of the Company, served as a member of the Board of Directors and of the Compensation Committee of the Board of Directors of Integrated Systems, Inc., whose Chairman of the Board, Dr. Narendra K. Gupta, is a director of the Company. Mrs. Gupta is the wife of Dr. Gupta. See "Certain Transactions" below for a discussion of certain relationships between the Company and Mr. Boxer.

                              CERTAIN TRANSACTIONS

         Since January 1, 1997, there have been the following transactions or series of transactions involving more than $60,000 between the Company and any current executive officer, director, 5% beneficial owner of the Company's Common Stock or any member of the immediate family of any of the foregoing in which one or more of the foregoing individuals or entities had a material interest, in addition to those indicated in "Executive Compensation" and "Director Compensation" above.

         Pursuant to a Secured Promissory Note dated September 30, 1996 and related Security Agreement dated September 30, 1996, the Company loaned $250,000 to Alan I. Fraser, then President, Chief Executive Officer and a director of the Company. Such loan is due and payable on or before September 30, 1999, bears interest at a rate of 6.02% per annum, compounded annually and is secured by an option to purchase 370,000 shares of the Company's Common Stock granted to Mr. Fraser on September 30, 1996. As of the Record Date, the entire principal amount of such promissory note and all accrued interest thereon remained outstanding.

         Pursuant to a Secured Promissory Note dated March 31, 1997 and related Security Agreement dated March 31, 1997, the Company loaned $300,000 to Steven
T. Tabaska, the Vice President, Engineering and Chief Technology Officer of the Company. Such loan is due and payable on or before March 31, 2001, bears interest at a rate of 6.42% per annum, compounded annually and is secured by an option to purchase 100,000 shares of the Company's Common Stock granted to Mr. Tabaska on January 9, 1997. As of the Record Date, the entire principal amount of such promissory note and all accrued interest thereon remained outstanding.

         Lance Boxer, a director of the Company, is the Chief Information Officer of MCI Telecommunications ("MCI"), which is a customer of the Company. During 1997, the Company derived 20% of its revenues from MCI in connection with the purchase of the Company's products by MCI.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


To the Board of Directors

     Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). From January 1997 to July 1997, the Committee consisted of Richard
C. Alberding and Gregory M. Avis. Since July 1997, the Committee has consisted of Messrs. Alberding and Boxer. Each of Messrs. Alberding, Avis and Boxer are independent directors and none of them have any interlocking relationships as defined by the SEC. Although Mrs. Gupta attends and, while President and Chief Executive Officer, Mr. Fraser attended, the meetings of the Committee, they do not vote on any matters that relate to compensation.

General Compensation Policy

         The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), other executive officers and other management of the Company at or about the beginning of each year. The Committee administers the 1986 Stock Option Plan, the 1992 Equity Incentive Plan, as amended, and the 1993 Employee Stock Purchase Plan, as amended. In addition, the Committee evaluates and makes determinations with respect to any other incentive compensation for executive officers.

         The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to management of the Company, relates a portion of each individual's total compensation to the Company's corporate objectives set forth at the beginning of the Company's fiscal year, as well as to individual contributions. Consistent with this policy, a designated portion of the compensation of the executive officers and other management of the Company is contingent on corporate performance and adjusted based on the individual officer's performance as measured against personal objectives established by the Compensation Committee. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1992 Equity Incentive Plan, as amended. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

         The base salaries, target bonuses, stock option grants and other incentive compensation of the executive officers are determined in part by the Committee by reviewing the Radford survey and, in some cases, similar surveys and evaluating the base salary, bonus and stock option grant standards included in such surveys against the achievement by the Company of its corporate goals. The Radford survey is nationally known for its database of high technology company compensation practices. Only some of the companies in the Radford Survey and the other surveys considered by the Company are included within the indices used by the Company in its Performance Graph. The compensation of the Company's executive officers is compared to the compensation of executives in comparable positions within the relevant surveys and to competitive market compensation levels in order to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive an annual cash bonus and are entitled to participate in the 1992 Equity Incentive Plan, as amended.

1997 Executive Compensation

         Base Compensation. The foregoing information was presented to the Committee in January 1997. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1997 for each executive officer, including the CEO.

         Incentive Compensation. Cash bonuses are awarded if the Company meets certain financial corporate objectives that are set by the Committee in the beginning of the year. The CEO's objective judgment of executives' performance (other than his or her own) after the end of the year is taken into account in determining whether those goals have been satisfied and may be adjusted accordingly. These objectives include revenue and operating income, as well as other business related goals. The specific Company objectives, which are considered by the Company to be confidential business information, do not necessarily have an immediate or direct effect on the trading price of the Common Stock of the Company.

         Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, to stay competitive on an ongoing basis, and occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In 1997, options were granted to Steven T. Tabaska when he was hired by the Company as Vice President, Engineering and Chief Technology Officer in February 1997 as part of the Company's standard practices in order to remain competitive as an employer and provide an incentive to increase the value of the Company's stock.

     Company Performance and CEO Compensation. In September 1996, Alan I. Fraser was hired as the Company's President and Chief Executive Officer, and the Compensation Committee recommended a base salary of $300,000, with a sign-on bonus of $45,000. This base salary was effective throughout 1997. In determining Mr. Fraser's base salary for 1997, the Compensation Committee considered the various factors discussed above, in particular his ability to impact corporate results. After careful review of the Company's performance as measured against its objectives for 1997, the Committee recommended that Mr. Fraser receive a bonus of $42,000 to be paid to Mr. Fraser pursuant to the Committee's determination that certain of the milestones or objectives established by the Committee for 1997 had been accomplished. These milestones included revenue and operating income objectives as well as other business related goals. These recommendations were approved by the Board of Directors.

         Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for 1998. The 1992 Equity Incentive Plan, as amended, is currently in compliance with Section 162(m) by virtue of the inclusion of a limitation on the number of shares that an executive officer may receive under the 1992 Equity Incentive Plan. The Company does not expect cash compensation for 1998 to be affected by the requirements of Section 162(m).

         Repricing of Options. The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of its employees and to motivate their performance. Subsequent to fiscal 1997, the Company offered to all executive officers the opportunity to amend outstanding options issued on or after November 1, 1995 to reduce the exercise price of such options to an amount equal to the closing price of the Company's stock on February 9, 1998 and to adjust the vesting of the options to begin on such date. In addition, the Company offered to all other employees of the Company the same repricing option, with the exception that in lieu of restarting vesting, any repriced options would not be exercisable for a 12- month period. The above described option amendment was an acknowledgment of the importance to the Company of providing adequate equity incentives to its employees. Given the decline in the Company's stock price since the initial grant of the options, the exercise prices of such options were significantly in excess of the trading price of the Company's Common Stock at the time of the repricing. Stock options whose exercise prices are significantly above the trading price of the Company's Common Stock do not provide meaningful incentives for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock. The renewed vesting period and the exercise period blackout included in the option amendments were viewed as a means of retaining the services of valued employees for a longer period of time and as a way for the Company to receive something in exchange for the repricing of options.

                             COMPENSATION COMMITTEE
                              Richard C. Alberding
                              Gregory M. Avis
                              Lance B. Boxer

                                PERFORMANCE GRAPH

         The stock price performance graph below includes indices required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's Common Stock as compared with the Nasdaq Stock Market (US) Index and the Nasdaq Telecommunications Stock Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on January 31, 1994 (as offered by the Company pursuant to its initial public offering of Common Stock on such date) and on December 30, 1994, December 29, 1995, December 31, 1996 and December 31, 1997.



                                    Nasdaq Stock                Nasdaq
              Digital Link       Market - US Index     Telecommunications Index
01/31/94         $100.00              $100.00                   $100.00
12/30/94          191.89                94.79                     82.89
12/29/95          100.89               134.16                     99.73
12/31/96          169.64               165.03                    111.91
12/31/97          168.75               202.60                    165.34

              SHAREHOLDER PROPOSALS AND ANNUAL REPORT ON FORM 10-K

        Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 21, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

        The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1997 is available without charge by writing to or calling the Company's headquarters. Requests should be directed to the Company's Investor Relations Department at 217 Humboldt Court, Sunnyvale, California 94089 or by calling (408) 745-6200.


                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During 1997, the Company is unaware of any failures to file Forms 3, 4 or 5 or any failures to file Forms 3, 4 or 5 on a timely basis.



                                 OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Dated:  April 20, 1998               By Order of the Board of Directors


                                      /s/ Stanley E. Kazmierczak
                                     Stanley E. Kazmierczak
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Secretary


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
       PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID
         ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

PROXY                       DIGITAL LINK CORPORATION                       PROXY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1998


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby appoints Vinita Gupta and Stanley E. Kazmierczak, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, of Digital Link Corporation (the "Company"), held of record by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders of the Company to be held at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054 on Wednesday, May 20, 1998, 2:00 p.m. Pacific Daylight Time, and at any adjournments or postponements thereof.



                 (Continued, and to be signed on the other side)

Please mark  |X|
your vote
as this




1.  Election of Directors                Withhold      2.  The ratification of the selection of Coopers &   For   Against  Abstain
    Instruction:  To withhold       For   For All          Lybrand, L.L.P. as the Company's                 |_|     |_|       |_|
    authority to vote for any       |_|     |_|            Independent Auditors for the current fiscal
    individual nominee, strike a                           year.
    line through that nominee's
    name in the list below.                            3.  The transaction of such other business as may properly come before the meeting or any adjournments or
                                                           postponements of the meeting.
Vinita Gupta, Richard C. Alberding, Gregory M. Avis,
Lance B. Boxer, Alan I. Fraser and Narendra K. Gupta       The Board of Directors recommends that you vote
                                                           FOR the election of all nominees and FOR proposal 2.
----------------------------------------------------
                                                           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
                                                           PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND
                                                           PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
                                                           SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


                                                                      THIS PROXY WILL BE VOTED AS DIRECTED ABOVE.
                                                                      WHEN NO CHOICE IS INDICATED, THIS PROXY WILL
                                                                      BE VOTED FOR THE ELECTION OF THE SIX NOMINEES
                                                                      AND FOR PROPOSAL 2.  In their discretion, the
                                                                      proxy holders are authorized to vote upon
                                                                      such other business as may properly come
                                                                      before the meeting or any adjournments or
                                                                      postponements thereof to the extent authorized
                                                                      by Rule 14a-4(c) promulgated under the Securities
                                                                      Exchange Act of 1934, as amended.


Signature (s) ____________________________________     Dated:  __________, 1998
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.